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                                                                      Exhibit 5

                                November 4, 2003

Central Federal Corporation
601 Main Street
Wellsville, Ohio 43968

Ladies and Gentlemen:

We are acting as counsel to Central Federal Corporation (the "Company") in connection with the reoffer and resale by the selling stockholders of up to 312,649 shares of the Company's Common Stock (the "Shares"). The Shares were purchased by the selling stockholders in a recent private offering by the Company.

We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereon we are of the opinion that the Shares purchased in the recent private offering and now offered for public sale by the selling stockholders have been duly authorized and are validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-3 being filed today by the Company today with the Securities and Exchange Commission to effect registration of the Shares under the Securities Act of 1933.

                                                Very truly yours,

                                                /s/ Brouse McDowell

                                                Brouse McDowell,
                                                A Legal Professional Association